
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from the WICOR, Inc. FORM 10-Q for the three months ended March 31, 1998 and is qualified in its entirety by reference to such financial statements and the related footnotes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      375,337
<OTHER-PROPERTY-AND-INVEST>                     66,011
<TOTAL-CURRENT-ASSETS>                         385,127
<TOTAL-DEFERRED-CHARGES>                       199,360
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                               1,025,835
<COMMON>                                        18,636
<CAPITAL-SURPLUS-PAID-IN>                      233,529
<RETAINED-EARNINGS>                            164,856
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 407,449
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<LONG-TERM-DEBT-NET>                           149,553
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                      110,000
<COMMERCIAL-PAPER-OBLIGATIONS>                  47,773
<LONG-TERM-DEBT-CURRENT-PORT>                   43,873
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 377,187
<TOT-CAPITALIZATION-AND-LIAB>                1,025,835
<GROSS-OPERATING-REVENUE>                      303,327
<INCOME-TAX-EXPENSE>                            15,051
<OTHER-OPERATING-EXPENSES>                     260,342
<TOTAL-OPERATING-EXPENSES>                     275,393
<OPERATING-INCOME-LOSS>                         27,934
<OTHER-INCOME-NET>                               1,683
<INCOME-BEFORE-INTEREST-EXPEN>                  29,617
<TOTAL-INTEREST-EXPENSE>                         4,654
<NET-INCOME>                                    24,963
<PREFERRED-STOCK-DIVIDENDS>                          0
<EARNINGS-AVAILABLE-FOR-COMM>                   24,963
<COMMON-STOCK-DIVIDENDS>                         8,005
<TOTAL-INTEREST-ON-BONDS>                          311
<CASH-FLOW-OPERATIONS>                          59,721
<EPS-PRIMARY>                                     1.34
<EPS-DILUTED>                                     1.33<F1>

<F1>During 1997, the Financial Accounting Standards Board issued SFAS No. 128,
"Earnings Per Share," which establishes standards for computing and presenting earnings per share. The Company has adopted the requirements of SFAS No. 128 for the current year and all prior periods in the Consolidated Statements of Income. In addition, basic and diluted EPS have been entered in place of primary and fully diluted on the financial data schedule.

